Exhibit 99.1

OSI Systems Reports Fiscal 2023 First Quarter Financial Results

  Q1 Revenues of $268 Million
  Q1 Earnings Per Diluted Share
    GAAP EPS of $0.65
    Adjusted EPS of $0.87
  Record Q1 Ended Backlog of $1.3 Billion
  Company Reiterates FY 2023 Guidance
    Q2-Q4 Year-Over-Year Revenue Growth of 7% - 11%
    Q2-Q4 Year-Over-Year Adjusted EPS Growth of 17% - 22%

HAWTHORNE, Calif.--(BUSINESS WIRE)--October 27, 2022--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the quarter ended September 30, 2022.

For the first quarter of fiscal 2023, the Company reported revenues of $268.1 million, a 4% decrease compared to the $279.3 million reported for the first quarter of fiscal 2022. Net income for the first quarter of fiscal 2023 was $11.2 million, or $0.65 per diluted share, compared to net income of $19.1 million, or $1.04 per diluted share, for the first quarter of fiscal 2022. Non-GAAP net income for the first quarter of fiscal 2023 was $15.0 million, or $0.87 per diluted share, compared to non-GAAP net income for the first quarter of fiscal 2022 of $21.2 million, or $1.16 per diluted share.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated “Our first quarter sales and earnings were generally consistent with expectations. Bookings remained robust, and the opportunity pipeline is substantial. While the overall economy continues to be impacted by global supply chain constraints, inflationary pressures, and rising interest rates, given our significant backlog and upcoming opportunities, we anticipate solid revenues and earnings growth for the balance of fiscal 2023.”

For the three months ended September 30, 2022, the Company's book-to-bill ratio was 1.2. As of September 30, 2022, the Company's backlog was $1.3 billion, representing an increase of 4% from the Company’s backlog as of June 30, 2022. During the quarter ended September 30, 2022, operating cash flow was $17.2 million compared to operating cash flow of negative $11.0 million for the same quarter of the prior year. Capital expenditures were $3.2 million and $3.6 million for the three months ended September 30, 2022 and 2021, respectively.

Mr. Chopra commented, “The Security division’s bookings were strong in the first fiscal quarter of fiscal 2023, leading to an increase in the quarter-end backlog. Revenues for the first quarter were down 3% year-over-year, in part due to certain customer push-outs of deliveries to future quarters. As anticipated, based upon the mix of revenues, among other factors, the year-over-year first quarter operating margin declined. However, we expect improving operating margins for the balance of the fiscal year, and believe that, with our strong backlog, the Security division is well positioned for the remainder of the fiscal year.”

Mr. Chopra continued, “In the first fiscal quarter, our Optoelectronics and Manufacturing division again delivered solid financial results posting record Q1 revenue, significant year-over-year operating margin expansion, and solid bookings, leading to a record quarter-end backlog for the division. The division continues to perform well and benefit from our vertically-integrated global manufacturing footprint.”

Mr. Chopra concluded, “Our Healthcare division was impacted during the first fiscal quarter by general market conditions leading to lower year-over-year revenues and operating income. The division faced difficult prior year comparisons, where there was heightened demand for patient monitoring products during Q1 of fiscal 2022 from customers to manage the COVID pandemic. We continue to focus on new product development, principally in our patient monitoring portfolio.”

The Company utilized its credit facility to repurchase and retire its outstanding convertible notes, which matured on September 1, 2022.

Fiscal Year 2023 Outlook

The Company is reiterating its fiscal 2023 guidance of $1.240 billion to $1.275 billion in revenues and $6.02 to $6.25 in adjusted diluted earnings per share. Actual revenues and adjusted diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2023 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months ended September 30, 2021 and 2022 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, non-cash interest expense, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the first quarter of fiscal 2023. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until November 11, 2022. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2023 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict, including the potential for broad economic disruption; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export controls and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. Many of the referenced risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,
	2021	2022

Revenues:
Products	$207,212	$196,954
Services	72,045	71,117
Total net revenues	279,257	268,071
Cost of goods sold:
Products	142,906	143,369
Services	37,021	37,205
Total cost of goods sold	179,927	180,574
Gross profit	99,330	87,497
Operating expenses:
Selling, general and administrative	57,323	53,438
Research and development	14,817	14,540
Impairment, restructuring and other charges, net	2,510	1,219
Total operating expenses	74,650	69,197
Income from operations	24,680	18,300
Interest and other expense, net	(2,016)	(3,432)
Income before income taxes	22,664	14,868
Provision for income taxes	(3,612)	(3,633)
Net income	$19,052	$11,235

Diluted earnings per share	$1.04	$0.65
Weighted average shares outstanding – diluted	18,306	17,180
UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30,
	2021	2022
Revenues – by Segment:
Security division	$149,517	$144,993
Healthcare division	50,588	43,563
Optoelectronics and Manufacturing division, including intersegment revenues	92,305	93,915
Intersegment eliminations	(13,153)	(14,400)
Total	$279,257	$268,071

Operating income (loss) – by Segment:
Security division	$21,593	$14,925
Healthcare division	5,920	1,628
Optoelectronics and Manufacturing division	9,783	11,258
Corporate	(12,463)	(10,148)
Intersegment eliminations	(153)	637
Total	$24,680	$18,300

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30, 2022	September 30, 2022
Assets

Cash and cash equivalents	$64,202	$53,990
Accounts receivable, net	307,973	313,506
Inventories	333,907	361,949
Other current assets	40,062	41,599
Total current assets	746,144	771,044
Property and equipment, net	109,684	107,976
Goodwill	336,357	335,825
Intangible assets, net	138,370	138,202
Other non-current assets	112,595	114,720
Total Assets	$1,443,150	$1,467,767

Liabilities and Stockholders' Equity

Bank lines of credit	$60,000	$215,000
Current portion of long-term debt	244,575	8,110
Accounts payable and accrued expenses	194,266	207,586
Other current liabilities	115,113	131,785
Total current liabilities	613,954	562,481
Long-term debt	48,668	143,150
Other long-term liabilities	142,104	137,483
Total liabilities	804,726	843,114
Total stockholders’ equity	638,424	624,653
Total Liabilities and Stockholders’ Equity	$1,443,150	$1,467,767

RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended September 30,
	2021		2022
	Net income	Diluted EPS	Net income	Diluted EPS
GAAP basis	$19,052	$1.04	$11,235	$0.65
Impairment, restructuring and other charges, net	2,510	0.14	1,219	0.07
Amortization of acquired intangible assets	3,198	0.18	3,720	0.22
Non-cash interest expense	68	0.00	156	0.01
Tax effect of above adjustments	(1,467)	(0.08)	(1,279)	(0.07)
Discrete tax items	(2,145)	(0.12)	(99)	(0.01)
Non-GAAP basis	$21,216	$1.16	$14,952	$0.87
RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended September 30, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$21,593	14.4%	$5,920	11.7%	$9,783	10.6%	$(12,616)	$24,680	8.8%
Impairment, restructuring and other charges, net	275	0.2%	-	-	-	-	2,235	2,510	0.9%
Amortization of acquired intangible assets	2,286	1.6%	202	0.4%	710	0.8%	-	3,198	1.2%
Non-GAAP basis– operating income (loss)	$24,154	16.2%	$6,122	12.1%	$10,493	11.4%	$(10,381)	$30,388	10.9%

Three Months Ended September 30, 2022
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$14,925	10.3%	$1,628	3.7%	$11,258	12.0%	$(9,511)	$18,300	6.8%
Impairment, restructuring and other charges, net	788	0.5%	294	0.7%	15	0.0%	122	1,219	0.5%
Amortization of acquired intangible assets	2,820	2.0%	202	0.5%	698	0.7%	-	3,720	1.4%
Non-GAAP basis– operating income (loss)	$18,533	12.8%	$2,124	4.9%	$11,971	12.7%	$(9,389)	$23,239	8.7%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com